EXHIBIT 99.1

For Immediate Release:	Contact:	Roger Holliday (Financial)
(678) 742-8181
Nancy Young (Russell Media)
(678) 742-8118
Tamara Hills (Brooks Media)
(425) 489-2444

RUSSELL ANNOUNCES PLANS TO ACQUIRE BROOKS SPORTS, INC.

Issues 2005 sales and earnings guidance

ATLANTA, GA (December 14, 2004) – Russell Corporation (NYSE: RML) announced today it has signed an agreement to acquire Brooks Sports, Inc. for approximately $115 million. Brooks’ sales for 2004 are expected to be approximately $95 million and the acquisition is expected to be accretive to Russell’s 2005 earnings. The all-cash transaction will be funded with proceeds from Russell’s existing credit facility.

Brooks is a leading global provider of performance athletic footwear, apparel and accessories to running enthusiasts worldwide. Its products are sold predominately through specialty running stores and other retail outlets specializing in high quality, performance running products. Approximately 25 percent of Brooks’ revenues are generated internationally from 26 countries.

The transaction, which is subject to regulatory review and other customary conditions, is expected to be completed by early January 2005.

Expanding Position in Performance Athletic Products

“This is a continuation of our strategy to expand our position as a leading, authentic sporting goods company,” said Jack Ward, chairman and CEO. “The addition of athletic performance footwear strengthens Russell’s position in the sporting goods business. We believe that this acquisition, just as our other recent acquisitions, is an investment in our future growth.”

“Brooks’ position as a leader in performance running products will provide a broader platform for Russell as we continue to expand our position in performance athletic products,” added Ward. “Like Russell Athletic, Bike, Moving Comfort, Huffy Sports, AAI and Spalding, Brooks is an authentic performance brand with a long history in the sporting goods business. Product excellence, outstanding customer service and grass-roots marketing have helped Brooks steadily gain market share to become one of the most respected brands in the running industry today.”

A pioneer in the athletic footwear industry since 1914, Brooks is respected for a long lineage of breakthrough product technologies, including HydroFlow®, Progressive

Diagonal Rollbar (PDRB™), and the use of Ethylene Vinyl Acetate™ (EVA) in footwear, as well as Vapor-Dry™, Aireplex™, and other technical fabrics in apparel. Headquartered near Seattle, Brooks employs 165 worldwide.

“We are very pleased that Russell Corporation will be Brooks’ new owner,” said Jim Weber, president and CEO of Brooks. “Russell understands the athletic industry and the specialty store environment, and they believe passionately in the Brooks brand, strategic vision, and plans for growth.”

“Russell enthusiastically supports Brooks’ dedication to continue providing best-of-class customer service and products to our partners and customers,” continued Weber. “We look forward to investing more in key areas that support Brooks’ brand growth, including systems and marketing.”

“While Brooks certainly has had a long, successful history, we believe that the company continues to have significant growth potential,” Ward said. “Additionally, we believe Brooks has growth opportunities with Russell through a variety of avenues, including leveraging our team track business with high schools and colleges, and expanding Brooks’ apparel business.”

Russell Corporation has a long history in the athletic market. It expanded its presence in the sporting goods market with the 2002 acquisition of one of the first women’s performance running apparel brands, Moving Comfort, the 2003 acquisitions of Bike Athletic and Spalding, and its acquisitions this year of American Athletic and Huffy Sports.

Wachovia Capital Markets, LLC acted as the sole financial advisor to Brooks Sports, Inc. on the transaction.

Outlook

Russell expects to be in the lower end of the previously announced earnings range and in-line with current First Call estimates for the 2004 fiscal year. “As reported, holiday sales results are mixed and certain retailers have not performed to their expectations,” according to Ward.

The Company has now completed the initial business planning process for 2005 and believes that with the acquisition of Brooks Sports, sales for the 2005-fiscal year will be approximately $1.5 billion and earnings per share for the year will be in the $1.55 to $1.65 range assuming a projected tax rate of 35 percent.

“We continue to make substantial progress in our strategy of expanding our position as a leading, authentic sporting goods company. We believe that our brand portfolio positions Russell to take full advantage of growth opportunities in all of our major businesses including athletic apparel, activewear, footwear, sports medicine, basketballs and backboard systems, as well as gymnastics. We see increased potential both inside and outside the U.S.,” said Ward.

“We intend to provide additional guidance for the 2005 fiscal year in our year-end earnings conference call,” Ward concluded. That conference call is tentatively scheduled for February 23, 2005.

Conference Call Information

Management will have a conference call Wednesday, December 15, 2004, at 4:00 p.m. Eastern Time to provide an update on this transaction and other business initiatives. The call may be accessed at (877) 264 -7865 (domestically), and (706) 634-4917 (internationally), using conference call ID number 2778348. The call will also be simultaneously web cast via the Investor Relations homepage of the Company’s website at http://www.russellcorp.com. A replay of the call will be available through the website for 30 days. In addition, you can register through the above-referenced website if you would like to receive press releases, conference call reminders and other notices.

About Russell Corporation

Russell Corporation is a leading branded athletic and sporting goods company with over a century of success in marketing athletic uniforms, apparel and equipment for a wide variety of sports, outdoor and fitness activities. The Company’s brands include Russell Athletic®, JERZEES®, Spalding®, AAI®, Huffy Sports®, Mossy Oak®, Bike®, Moving Comfort®, Dudley®, Sherrin®, Cross Creek® and Discus®. The Company’s common stock is listed on the New York Stock Exchange under the symbol RML and its website address is http://www.russellcorp.com.

About Brooks

Brooks Sports, Inc. is a leading running company that designs and markets a line of performance footwear, apparel, and accessories in more than 26 countries worldwide. Brooks was founded in 1914 and is headquartered in Bothell, Wash., near Seattle. The company’s mission is to inspire people to run and be active by creating innovative gear that keeps them running longer, farther, and faster.

Forward Looking Statement

This Press Release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate”, “believe”, “intend”, “expect”, “continue”, “could”, “may”, “plan”, “project”, “predict”, “will” and similar expressions and include references to assumptions that Russell believes are reasonable and relate to its future prospects, developments and business strategies. Factors that could cause Russell’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: (a) risks related to the Brooks Sports acquisition, including the ability to consummate the transaction; (b) risks related to Russell’s overall acquisition strategy; (c) Russell’s ability to expand its position in performance athletic products; (d) Russell’s ability to realize sales growth through the combination of Russell and Brooks Sports and its other sales growth initiatives; (e) changes in customer demand for Russell’s products, significant competitive activity and related pricing pressure; and (f) other risk factors listed in Russell’s reports filed with the

Securities and Exchange Commission from time to time. Russell undertakes no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Russell’s actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements.

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